                                                                 EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment No. 1 to Form S-3 No. 333-33523), and related prospectus of ARDIS Telecom & Technologies, Inc. (formerly Canmax Inc.), pertaining to the registration of 863,364 shares of its common stock, and to the incorporation by reference therein, of our report dated December 18, 1997, with respect to the consolidated financial statements of ARDIS Telecom & Technologies, Inc. included in its Annual Report (Form 10-K/A) for the year ended October 31, 1998, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP
                                       ---------------------------------
                                       ERNST & YOUNG LLP


Dallas, Texas
April 6, 1999






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